EXHIBIT 99.2

Consolidated Report to the Financial Community
Second Quarter 2009
(Released August 3, 2009) (Unaudited)

HIGHLIGHTS	After-Tax EPS Variance Analysis	2nd Qtr.
	2Q 2008 Basic EPS – GAAP Basis	$0.86
	Special Items – 2008	0.01
▪ Normalized non-GAAP* earnings, excluding special items, were $0.87 per share for	2Q 2008 Normalized Earnings – Non-GAAP Basis*	$0.87
the second quarter of 2009, unchanged from the same period last year. GAAP	Ohio Utilities Distribution Rate Increase	0.04
earnings for the second quarter of 2009 were $1.36 per share compared with $0.86	Ohio Delivery Service Improvement Rider	0.05
per share in the prior year.	Ohio Transition Cost Recovery Margin	(0.15)
	Generation Gross Margin	0.08
2Q 200 9 Results vs. 2Q 2008	O&M Reductions	0.22
	Deferred Distribution Costs - OH (2008)	(0.08)
▪ Electric distribution deliveries declined 2.5 million megawatt-hours (MWH), or 9%,	Pension Costs	(0.11)
due to the economic downturn and mild weather in the FirstEnergy companies'	Depreciation	(0.04)
service territories. Heating-degree-days were 2% lower than the same period last	General Taxes	(0.01)
year and 10% below normal, while cooling-degree-days were 23% lower than the	Investment Income - COLI	0.01
same period last year and 17% lower than normal. Industrial deliveries decreased	Other	(0.01)
1.9 million MWH, or 21% - primarily related to reduced usage by steel and automotive	2Q 2009 Normalized Earnings - Non-GAAP Basis*	$0.87
customers. Commercial deliveries declined 324,000 MWH, or 4%, while residential	Special Items - 2009	0.49
deliveries decreased 237,000 MWH, or 3%. Distribution delivery revenues (excluding	2Q 2009 Basic EPS - GAAP Basis	$1.36
the impact of the Ohio rate increase not associated with the recovery of date certain distribution-related deferrals and the implementation of the delivery service improvement (DSI) rider) were comparable to the same period last year. The reductions in distribution delivery sales volume were offset by: (1) the recovery of date-certain distribution-related deferrals in Ohio; (2) an increase in rates resulting from the expiration of special contracts in Ohio at the end of 2008 with those customers moving to tariff rates this year; and (3) the implementation of demand-based distribution rates in 2009 for all commercial and industrial customers in Ohio.

▪
The distribution rate increase for the three Ohio utilities increased earnings by $0.04 per share in the second quarter while the implementation of the Ohio DSI rider, effective in April 2009, increased earnings by $0.05 per share.

▪
In accordance with the Ohio Rate Certainty Plan (RCP), recovery of transition revenues for Ohio Edison Company (OE) and The Toledo Edison Company (TE) ended in December 2008, while recovery for The Cleveland Electric Illuminating Company (CEI) will extend through December 2010.  Lower transition revenues in the second quarter of 2009 reduced earnings by $0.30 per share.  Correspondingly, lower transition cost amortization expense in the second quarter of 2009 increased earnings by $0.15 per share.

▪	Generation gross margin increased earnings by $0.08 per share.

Consolidated electric generation sales decreased 3.8 million MWH, or 12%.  Retail generation sales decreased 2.2 million MWH, or 9%, while wholesale sales were down 1.6 million MWH, or 28%, compared to the same period last year. (A Summary of Sources of Generation Sales and Power Purchases can be found on page 12.)

FirstEnergy Solutions Corp. (FES)-supplied generation sales decreased 3.9 million MWH, or 19%.  Sales to the retail market declined 2.6 million MWH, or 15%, primarily due to reduced industrial usage and FES supplying approximately 84% of the Ohio retail load in the second quarter of 2009 compared to nearly 100% of the Ohio load in the same period last year.  FES-supplied wholesale electricity sales decreased 1.3 million MWH, or 38%, due in part to lower available economic generation during the second quarter of 2009.

Lower generation margins at the Ohio utilities, Metropolitan Edison Company (Met-Ed) and Pennsylvania Electric Company (Penelec) in the second quarter of 2009 reduced earnings by $0.08 per share due to the expiration in 2008 of below-market power supply agreements. FES-supplied retail generation sales increased revenues by $0.02 per share as higher unit prices more than offset lower volumes.  The combination of the above items reduced retail generation revenues by $0.06 per share.

The Public Utilities Commission of Ohio (PUCO) granted CEI authority in 2009 to defer for future recovery the difference between the cost of purchased power incurred and generation revenues (including the Rate Stabilization Charge from CEI’s 2008 rate plan) from January 2009 through May 2009.  Purchased power costs deferred in the second quarter of 2009 increased earnings by $0.09 per share.

Lower FES-supplied wholesale sales reduced earnings by $0.02 per share.  Lower sales volume ($57 million) and energy prices ($15 million) in the second quarter of 2009 compared to the same period last year were partially offset by higher capacity revenues ($61 million) resulting from higher capacity prices associated with the PJM Reliability Pricing Model (RPM) auction.

Lower net fuel and purchased power expenses incurred by FES increased earnings by $0.07 per share.  Generation output in the second quarter of 2009 was 14.6 million MWH, a reduction of 4.2 million MWH, or 22%, compared to the same period last year, primarily due to economic factors and lower wholesale prices in the second quarter of 2009.  The decrease in generation output reduced fuel costs by $0.08 per share.  Higher purchased power costs reduced earnings by $0.01 per share.  Slightly fewer purchases and lower energy prices ($81 million) in the second quarter of 2009 were more than offset by higher capacity expenses ($85 million) resulting from higher capacity prices associated with the PJM RPM auction.

Consolidated Report to the Financial Community - 2nd Quarter 2009	2

▪
Implementation of O&M reduction measures totaled approximately $0.22 per share ($111 million) in the second quarter of 2009.  The majority of the O&M reductions were realized from lower labor costs; reduced non-pension employee benefits; use of fewer contractors; and general company-wide cost control measures.  O&M reductions (including allocated savings from Corporate Shared Services) at the distribution subsidiaries and the generation subsidiaries were approximately $0.12 per share ($60 million) and $0.10 per share ($51 million), respectively.  On a year-to-date basis, O&M reductions totaled approximately $0.31 per share ($157 million) – distribution subsidiaries accounted for approximately $0.20 per share ($103 million) while the generation subsidiaries accounted for approximately $0.11 per share ($54 million).

Nuclear outages in the second quarter of 2009 included a refueling outage at Beaver Valley 1, a 17-day maintenance outage at Davis-Besse and an extended refueling outage at Perry in the second quarter of 2009 compared to a Beaver Valley 2 refueling outage in the same period last year.

▪
Under the Ohio RCP, the Ohio utilities were permitted to defer up to $150 million per year in distribution reliability expenses through December 2008.  The absence of these deferrals in the second quarter of 2009 reduced earnings by $0.08 per share compared to the same period last year.

▪
Higher pension expense in the second quarter of 2009 reduced earnings by $0.11 per share. Reduced pension plan asset value, due to investment losses during 2008, resulted in a decrease in the plan’s funded status, leading to increased expense in 2009.  In June 2009, FirstEnergy amended its health care benefits plan for all employees and retirees and triggered a remeasurement of FirstEnergy’s other postretirement benefit plans as of May 31, 2009.  As a result of the remeasurement, net postretirement benefit costs for the remainder of 2009 will decrease by approximately $0.07 per share, including a $0.01 per share reduction that is applicable to the second quarter of 2009.

▪	Incremental property additions increased depreciation expense by $0.04 per share.

▪	Higher general taxes reduced earnings by $0.01 per share, primarily due to higher property taxes.

▪	Increased investment income from corporate-owned life insurance (COLI) contributed $0.01 per share to earnings.

▪
Financing costs were unchanged from the same period last year.  Higher capitalized interest related to the construction program increased earnings by $0.04 per share.  Higher interest expense reduced earnings by $0.04 per share primarily due to interest associated with the issuance of first mortgage bonds and senior notes at the distribution companies in the fourth quarter of 2008 and the first half of 2009.

Consolidated Report to the Financial Community - 2nd Quarter 2009	3

▪
Four special items were recognized during the second quarter of 2009: (i) a $0.52 per share increase in earnings associated with the sale of FirstEnergy’s nine percent interest in the stock and output of Ohio Valley Electric Corporation; (ii) a $0.01 per share reduction in earnings from impairment of securities held in trust for future nuclear decommissioning activities; (iii) a $0.01 per share decrease in earnings associated with organizational restructuring charges; and (iv) a $0.01 per share reduction in earnings from a combined loss on reacquired debt and incremental costs related to the recently concluded strike by the International Brotherhood of Electrical Workers (IBEW) Local 459 at Penelec.

2009 Earnings Guidance

Normalized non-GAAP* earnings guidance for 2009, excluding special items, remains at $3.70 to $3.85 per share.  Year-to-date normalized non-GAAP earnings now stand at $1.89 per share.

* The 2009 GAAP to non-GAAP reconciliation statements can be found on page 14 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s Web site at www.firstenergycorp.com/ir.

For additional information, please contact:
Ronald E. Seeholzer	Rey Y. Jimenez	Irene M. Prezelj
Vice President, Investor Relations	Manager, Investor Relations	Manager, Investor Relations
(330) 384-5415	(330) 761-4239	(330) 384-3859

Consolidated Report to the Financial Community - 2nd Quarter 2009	4

FirstEnergy Corp.
Consolidated Statements of Income
(Unaudited)
 (In millions, except for per share amounts)

		Three Months Ended June 30			Six Months Ended June 30
		2009	2008	Change	2009	2008	Change
	Revenues
(1)	Electric utilities	$2,791	$2,865	$(74)	$5,811	$5,778	$33
(2)	Unregulated businesses	480	380	100	794	744	50
(3)	Total Revenues	3,271	3,245	26	6,605	6,522	83

	Expenses
(4)	Fuel	276	316	(40)	588	644	(56)
(5)	Purchased power	1,024	1,070	(46)	2,167	2,070	97
(6)	Other operating expenses	612	781	(169)	1,439	1,580	(141)
(7)	Provision for depreciation	185	168	17	362	332	30
(8)	Amortization of regulatory assets	233	246	(13)	642	504	138
(8)	Deferral of new regulatory assets	(45)	(98)	53	(136)	(203)	67
(9)	General taxes	184	180	4	395	395	-
(10)	Total Expenses	2,469	2,663	(194)	5,457	5,322	135
(11)	Operating Income	802	582	220	1,148	1,200	(52)
	Other Income (Expense)
(12)	Investment income	27	16	11	16	33	(17)
(13)	Interest expense	(206)	(188)	(18)	(400)	(367)	(33)
(14)	Capitalized interest	33	13	20	61	21	40
(15)	Total Other Expense	(146)	(159)	13	(323)	(313)	(10)
(16)	Income Before Income Taxes	656	423	233	825	887	(62)
(17)	Income taxes	248	160	88	302	347	(45)
(18)	Net Income	408	263	145	523	540	(17)
(19)	Less: Noncontrolling interest income (loss)	(6)	-	(6)	(10)	1	(11)
(20)	Earnings Available to FirstEnergy Corp.	$414	$263	$151	$533	$539	$(6)

(21)	Earnings Per Share of Common Stock
(22)	Basic	$1.36	$0.86	$0.50	$1.75	$1.77	$(0.02)
(23)	Diluted	$1.36	$0.85	$0.51	$1.75	$1.75	$-

(24)	Weighted Average Number of
	Common Shares Outstanding
(25)	Basic	304	304	-	304	304	-
(26)	Diluted	305	307	(2)	306	307	(1)

Consolidated Report to the Financial Community - 2nd Quarter 2009	5

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
 (In millions)

		Three Months Ended June 30, 2009

				Ohio
		Energy	Competitive	Transitional	Other &
		Delivery	Energy	Generation	Reconciling
		Services (a)	Services (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$1,797	$205	$860	$-	$2,862
(2)	Other	127	299	8	(25)	409
(3)	Internal revenues	-	839	-	(839)	-
(4)	Total Revenues	1,924	1,343	868	(864)	3,271

	Expenses
(5)	Fuel	-	276	-	-	276
(6)	Purchased power	864	186	813	(839)	1,024
(7)	Other operating expenses	314	315	14	(31)	612
(8)	Provision for depreciation	110	68	-	7	185
(9)	Amortization of regulatory assets	184	-	49	-	233
(10)	Deferral of new regulatory assets	-	-	(45)	-	(45)
(11)	General taxes	152	25	2	5	184
(12)	Total Expenses	1,624	870	833	(858)	2,469
(13)	Operating Income	300	473	35	(6)	802

	Other Income (Expense)
(14)	Investment income	35	6	-	(14)	27
(15)	Interest expense	(114)	(32)	-	(60)	(206)
(16)	Capitalized interest	1	14	-	18	33
(17)	Total Other Expense	(78)	(12)	-	(56)	(146)

(18)	Income Before Income Taxes	222	461	35	(62)	656
(19)	Income taxes	89	185	14	(40)	248
(20)	Net Income	133	276	21	(22)	408
(21)	Less: Noncontrolling interest income (loss)	-	-	-	(6)	(6)
(22)	Earnings Available to FirstEnergy Corp.	$133	$276	$21	$(16)	$414

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries and MISO transmission
	revenues and expenses related to the delivery of generation load.
(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses,
	noncontrolling interests and the elimination of intersegment transactions.

Consolidated Report to the Financial Community - 2nd Quarter 2009	6

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended June 30, 2008

				Ohio
		Energy	Competitive	Transitional	Other &
		Delivery	Energy	Generation	Reconciling
		Services (a)	Services (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,030	$324	$670	$-	$3,024
(2)	Other	152	51	13	5	221
(3)	Internal revenues	-	704	-	(704)	-
(4)	Total Revenues	2,182	1,079	683	(699)	3,245

	Expenses
(5)	Fuel	-	316	-	-	316
(6)	Purchased power	998	221	555	(704)	1,070
(7)	Other operating expenses	413	312	81	(25)	781
(8)	Provision for depreciation	104	59	-	5	168
(9)	Amortization of regulatory assets	235	-	11	-	246
(10)	Deferral of new regulatory assets	(98)	-	-	-	(98)
(11)	General taxes	149	24	2	5	180
(12)	Total Expenses	1,801	932	649	(719)	2,663
(13)	Operating Income	381	147	34	20	582

	Other Income (Expense)
(14)	Investment income (loss)	40	(8)	(1)	(15)	16
(15)	Interest expense	(100)	(38)	-	(50)	(188)
(16)	Capitalized interest	1	10	-	2	13
(17)	Total Other Expense	(59)	(36)	(1)	(63)	(159)

(18)	Income Before Income Taxes	322	111	33	(43)	423
(19)	Income taxes	129	45	13	(27)	160
(20)	Net Income	193	66	20	(16)	263
(21)	Less: Noncontrolling interest income	-	-	-	-	-
(22)	Earnings Available to FirstEnergy Corp.	$193	$66	$20	$(16)	$263

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries and MISO transmission
	revenues and expenses related to the delivery of generation load.
(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses,
	noncontrolling interests and the elimination of intersegment transactions.

Consolidated Report to the Financial Community - 2nd Quarter 2009	7

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended June 30, 2009 vs. Three Months Ended June 30, 2008

				Ohio
		Energy	Competitive	Transitional	Other &
		Delivery	Energy	Generation	Reconciling
		Services (a)	Services (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$(233)	$(119)	$190	$-	$(162)
(2)	Other	(25)	248	(5)	(30)	188
(3)	Internal revenues	-	135	-	(135)	-
(4)	Total Revenues	(258)	264	185	(165)	26

	Expenses
(5)	Fuel	-	(40)	-	-	(40)
(6)	Purchased power	(134)	(35)	258	(135)	(46)
(7)	Other operating expenses	(99)	3	(67)	(6)	(169)
(8)	Provision for depreciation	6	9	-	2	17
(9)	Amortization of regulatory assets	(51)	-	38	-	(13)
(10)	Deferral of new regulatory assets	98	-	(45)	-	53
(11)	General taxes	3	1	-	-	4
(12)	Total Expenses	(177)	(62)	184	(139)	(194)
(13)	Operating Income	(81)	326	1	(26)	220

	Other Income (Expense)
(14)	Investment income (loss)	(5)	14	1	1	11
(15)	Interest expense	(14)	6	-	(10)	(18)
(16)	Capitalized interest	-	4	-	16	20
(17)	Total Other Expense	(19)	24	1	7	13

(18)	Income Before Income Taxes	(100)	350	2	(19)	233
(19)	Income taxes	(40)	140	1	(13)	88
(20)	Net Income	(60)	210	1	(6)	145
(21)	Less: Noncontrolling interest income	-	-	-	(6)	(6)
(22)	Earnings Available to FirstEnergy Corp.	$(60)	$210	$1	$-	$151

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries and MISO transmission
	revenues and expenses related to the delivery of generation load.
(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses,
	noncontrolling interests and the elimination of intersegment transactions.

Consolidated Report to the Financial Community - 2nd Quarter 2009	8

FirstEnergy Corp.
Financial Statements
(Unaudited)
 (In millions)

Condensed Consolidated Balance Sheets

	As of	As of
Assets	June 30, 2009	Dec. 31, 2008
Current Assets:
Cash and cash equivalents	$900	$545
Receivables	1,440	1,471
Other	1,310	1,037
Total Current Assets	3,650	3,053

Property, Plant and Equipment	18,509	17,723
Investments	2,982	3,017
Deferred Charges and Other Assets	9,165	9,728
Total Assets	$34,306	$33,521

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,984	$2,476
Short-term borrowings	2,397	2,397
Accounts payable	806	794
Other	1,041	1,431
Total Current Liabilities	6,228	7,098

Capitalization:
Total equity	9,001	8,315
Long-term debt and other long-term obligations	10,399	9,100
Total Capitalization	19,400	17,415
Noncurrent Liabilities	8,678	9,008
Total Liabilities and Capitalization	$34,306	$33,521

General Information
	Three Months Ended June 30		Six Months Ended June 30
	2009	2008	2009	2008
Debt redemptions	$(437)	$(351)	$(881)	$(719)
New long-term debt issues	$979	$549	$1,679	$549
Short-term borrowings increase	$-	$959	$-	$1,705
Property additions	$489	$906	$1,143	$1,617

Adjusted Capitalization
	As of June 30
	2009	% Total	2008	% Total
Total equity	$9,001	38%	$9,221	39%
Long-term debt and other long-term obligations	10,399	43%	8,603	36%
Currently payable long-term debt	1,984	8%	2,508	10%
Short-term borrowings	2,397	10%	2,608	11%
Adjustments:
Sale-leaseback net debt equivalents	1,395	6%	1,417	6%
JCP&L securitization debt and cash	(1,182)	-5%	(385)	-2%
Total	$23,994	100%	$23,972	100%

Consolidated Report to the Financial Community - 2nd Quarter 2009	9

FirstEnergy Corp.
Financial Statements
(Unaudited)
 (In millions)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended June 30		Six Months Ended June 30
	2009	2008	2009	2008
Cash flows from operating activities
Net income	$408	$263	$523	$540
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and net amortization of regulatory assets	373	316	868	633
Deferred purchased power and other costs	(73)	(52)	(135)	(95)
Deferred income taxes and investment tax credits, net	97	40	69	129
Deferred rents and lease market valuation liability	(45)	(105)	(59)	(101)
Cash collateral, net	63	59	48	67
Electric service prepayment programs	(2)	(20)	(10)	(39)
Change in working capital and other	(181)	(541)	(202)	(815)
Cash flows provided from (used for) operating activities	640	(40)	1,102	319
Cash flows provided from financing activities	356	1,003	426	1,227
Cash flows used for investing activities	(495)	(963)	(1,173)	(1,605)
Net change in cash and cash equivalents	$501	$-	$355	$(59)

Deferrals and Amortizations

	Three Months Ended June 30			Six Months Ended June 30
	2009	2008	Change	2009	2008	Change
Ohio Rate Plans and Transmission Deferrals
Regulatory Assets - Beginning	$1,336	$1,799		$1,536	$1,847
Interest on shopping incentives	7	8	$(1)	14	16	$(2)
Net deferral (recovery) of MISO costs	(22)	-	(22)	(70)	2	(72)
RCP distribution reliability costs and interest	6	44	(38)	11	84	(73)
Fuel costs and interest	50	1	49	151	8	143
Ohio reconcilable riders	(20)	-	(20)	(20)	-	(20)
Other	-	8	(8)	4	15	(11)
Current period deferrals, net	$21	$61	$(40)	$90	$125	$(35)
Amortization
Ohio transition costs	$(26)	$(73)	$47	$(65)	$(145)	$80
Shopping incentives	-	(29)	29	(216)	(59)	(157)
2005 & 2006 MISO costs	(10)	(9)	(1)	(16)	(18)	2
Other	(10)	(3)	(7)	(18)	(4)	(14)
Current period amortization	$(46)	$(114)	$68	$(315)	$(226)	$(89)
Regulatory Assets - Ending	$1,311	$1,746		$1,311	$1,746

Pennsylvania Deferred PJM Costs
Beginning balance	$339	$293		$326	$254
Net deferral (recovery) of PJM costs	(44)	30	$(74)	(31)	69	$(100)
Ending balance	$295	$323		$295	$323

New Jersey Deferred Energy Costs
Beginning balance	$165	$264		$220	$322
Net deferral (recovery) of energy costs	(16)	29	$(45)	(71)	(29)	$(42)
Ending balance	$149	$293		$149	$293

Consolidated Report to the Financial Community - 2nd Quarter 2009	10

FirstEnergy Corp.
Statistical Summary
(Unaudited)

Electric Sales Statistics (kWh in millions)
		Three Months Ended June 30			Six Months Ended June 30
Electric Distribution Deliveries		2009	2008	Change	2009	2008	Change

Ohio	- Residential	3,629	3,658	-0.8%	8,517	8,606	-1.0%
- Commercial		3,433	3,560	-3.6%	7,047	7,409	-4.9%
- Industrial		4,513	5,781	-21.9%	9,037	11,412	-20.8%
- Other		90	93	-3.2%	180	184	-2.2%
Total Ohio		11,665	13,092	-10.9%	24,781	27,611	-10.2%
Pennsylvania	- Residential	2,444	2,493	-2.0%	5,934	5,930	0.1%
- Commercial		2,653	2,755	-3.7%	5,433	5,615	-3.2%
- Industrial		2,126	2,666	-20.3%	4,279	5,174	-17.3%
- Other		20	20	-	40	41	-2.4%
Total Pennsylvania		7,243	7,934	-8.7%	15,686	16,760	-6.4%
New Jersey	- Residential	2,039	2,198	-7.2%	4,396	4,553	-3.4%
- Commercial		2,224	2,319	-4.1%	4,493	4,644	-3.3%
- Industrial		624	722	-13.6%	1,238	1,416	-12.6%
- Other		22	21	4.8%	43	43	-
Total New Jersey		4,909	5,260	-6.7%	10,170	10,656	-4.6%
Total Residential		8,112	8,349	-2.8%	18,847	19,089	-1.3%
Total Commercial		8,310	8,634	-3.8%	16,973	17,668	-3.9%
Total Industrial		7,263	9,169	-20.8%	14,554	18,002	-19.2%
Total Other		132	136	-2.9%	263	268	-1.9%
Total Distribution Deliveries		23,817	26,288	-9.4%	50,637	55,027	-8.0%

Electric Sales Shopped
Ohio	- Residential	-	466	-100.0%	-	1,020	-100.0%
- Commercial		-	798	-100.0%	-	1,643	-100.0%
- Industrial		-	659	-100.0%	-	1,289	-100.0%
Total Ohio		-	1,923	-100.0%	-	3,952	-100.0%

Pennsylvania	- Residential	39	26	50.0%	82	60	36.7%
- Commercial		202	183	10.4%	407	381	6.8%
- Industrial		401	585	-31.5%	805	1,077	-25.3%
Total Pennsylvania		642	794	-19.1%	1,294	1,518	-14.8%

New Jersey	- Commercial	861	608	41.6%	1,496	1,175	27.3%
- Industrial		488	559	-12.7%	937	1,095	-14.4%
Total New Jersey		1,349	1,167	15.6%	2,433	2,270	7.2%

Total Electric Sales Shopped		1,991	3,884	-48.7%	3,727	7,740	-51.8%

Electric Generation Sales
Retail - Regulated		21,825	22,402	-2.6%	46,909	47,287	-0.8%
Retail - Competitive		1,134	2,746	-58.7%	2,388	5,662	-57.8%
Total Retail		22,959	25,148	-8.7%	49,297	52,949	-6.9%
Wholesale		4,232	5,846	-27.6%	10,188	11,263	-9.5%
Total Electric Generation Sales		27,191	30,994	-12.3%	59,485	64,212	-7.4%

Operating Statistics

	Three Months Ended June 30			Six Months Ended June 30
	2009	2008		2009	2008
Capacity Factors:
Nuclear	67%	85%		77%	86%
Fossil - Baseload	71%	76%		75%	80%
Fossil - Load Following	25%	60%		35%	65%
Generation Output:
Nuclear	40%	39%		41%	38%
Fossil - Baseload	47%	39%		44%	39%
Fossil - Load Following	11%	21%		14%	21%
Peaking	2%	1%		1%	2%

Weather	Three Months Ended June 30			Six Months Ended June 30
	2009	2008	Normal	2009	2008	Normal
Composite Heating-Degree-Days	600	615	664	3,560	3,480	3,535
Composite Cooling-Degree-Days	196	254	236	196	254	237

Consolidated Report to the Financial Community - 2nd Quarter 2009	11

FirstEnergy Corp.
Statistical Summary
(Unaudited)

Summary of Generation Sales and Power Purchases

Generation Sales	2Q 2009			2Q 2008			Change
(In thousands of MWH)	FES	3rd Party	Total	FES	3rd Party	Total	FES	3rd Party	Total
Retail Sales
FES Retail -
OH Franchise	-		-	1,678		1,678	(1,678)		(1,678)
PA Franchise	387		387	485		485	(98)		(98)
Non-Franchise	747		747	583		583	164		164
Total FES Retail	1,134		1,134	2,746		2,746	(1,612)		(1,612)
Ohio Edison	4,413	846	5,259	4,884	3	4,887	(471)	843	372
CEI	3,486	656	4,142	4,043	1	4,044	(557)	655	98
Toledo Edison	1,906	350	2,256	2,235	1	2,236	(329)	349	20
Subtotal - OH	9,805	1,852	11,657	11,162	5	11,167	(1,357)	1,847	490
Penn Power	85	367	452	204	272	476	(119)	95	(24)
Penelec	1,688	1,356	3,044	1,410	1,877	3,287	278	(521)	(243)
MetEd	1,745	1,364	3,109	1,502	1,875	3,377	243	(511)	(268)
Subtotal - PA	3,518	3,087	6,605	3,116	4,024	7,140	402	(937)	(535)
JCPL	-	3,563	3,563	-	4,095	4,095	-	(532)	(532)
Total Retail Sales	14,457	8,502	22,959	17,024	8,124	25,148	(2,567)	378	(2,189)
Wholesale Sales
FES -
MISO	1,653		1,653	2,155		2,155	(502)		(502)
PJM	482		482	1,191		1,191	(709)		(709)
Total FES	2,135		2,135	3,346		3,346	(1,211)		(1,211)
MetEd		540	540		592	592		(52)	(52)
Penelec		736	736		720	720		16	16
JCPL		821	821		1,090	1,090		(269)	(269)
Other	-	-	-	98	-	98	(98)	-	(98)
Total Wholesale Sales	2,135	2,097	4,232	3,444	2,402	5,846	(1,309)	(305)	(1,614)
Total Generation Sales	16,592	10,599	27,191	20,468	10,526	30,994	(3,876)	73	(3,803)

Power Purchases	2Q 2009			2Q 2008			Change
(In thousands of MWH)	FES	3rd Party	Total	FES	3rd Party	Total	FES	3rd Party	Total
FES -
MISO	1,339		1,339	1,380		1,380	(41)		(41)
PJM	1,482		1,482	1,450		1,450	32		32
Total FES	2,821		2,821	2,830		2,830	(9)		(9)
Ohio Edison		888	888		3	3		885	885
CEI		689	689		1	1		688	688
Toledo Edison		367	367		1	1		366	366
Subtotal - OH		1,944	1,944		5	5		1,939	1,939
Penn Power		385	385		285	285		100	100
Penelec		2,160	2,160		2,690	2,690		(530)	(530)
MetEd		1,962	1,962		2,561	2,561		(599)	(599)
Subtotal - PA		4,507	4,507		5,536	5,536		(1,029)	(1,029)
JCPL		4,640	4,640		5,681	5,681		(1,041)	(1,041)
Total	2,821	11,091	13,912	2,830	11,222	14,052	(9)	(131)	(140)

Consolidated Report to the Financial Community - 2nd Quarter 2009	12

FirstEnergy Corp.
Statistical Summary
(Unaudited)

Summary of Generation Sales and Power Purchases

Generation Sales	YTD 2009			YTD 2008			Change
(In thousands of MWH)	FES	3rd Party	Total	FES	3rd Party	Total	FES	3rd Party	Total
Retail Sales
FES Retail -
OH Franchise	-		-	3,483		3,483	(3,483)		(3,483)
PA Franchise	782		782	953		953	(171)		(171)
Non-Franchise	1,605		1,605	1,226		1,226	379		379
Total FES Retail	2,387		2,387	5,662		5,662	(3,275)		(3,275)
Ohio Edison	8,831	2,540	11,371	10,516	6	10,522	(1,685)	2,534	849
CEI	6,825	1,923	8,748	8,586	2	8,588	(1,761)	1,921	160
Toledo Edison	3,637	1,013	4,650	4,533	6	4,539	(896)	1,007	111
Subtotal - OH	19,293	5,476	24,769	23,635	14	23,649	(4,342)	5,462	1,120
Penn Power	244	847	1,091	564	574	1,138	(320)	273	(47)
Penelec	3,868	2,696	6,564	3,229	3,759	6,988	639	(1,063)	(424)
MetEd	4,035	2,709	6,744	3,368	3,751	7,119	667	(1,042)	(375)
Subtotal - PA	8,147	6,252	14,399	7,161	8,084	15,245	986	(1,832)	(846)
JCPL	-	7,742	7,742	-	8,393	8,393	-	(651)	(651)
Total Retail Sales	29,827	19,470	49,297	36,458	16,491	52,949	(6,631)	2,979	(3,652)
Wholesale Sales
FES -
MISO	4,984		4,984	3,806		3,806	1,178		1,178
PJM	942		942	2,371		2,371	(1,429)		(1,429)
Total FES	5,926		5,926	6,177		6,177	(251)		(251)
MetEd		1,092	1,092		1,166	1,166		(74)	(74)
Penelec		1,505	1,505		1,475	1,475		30	30
JCPL		1,664	1,664		2,211	2,211		(547)	(547)
Other	1	-	1	234	-	234	(233)	-	(233)
Total Wholesale Sales	5,927	4,261	10,188	6,411	4,852	11,263	(484)	(591)	(1,075)
Total Generation Sales	35,754	23,731	59,485	42,869	21,343	64,212	(7,115)	2,388	(4,727)

Power Purchases	YTD 2009			YTD 2008			Change
(In thousands of MWH)	FES	3rd Party	Total	FES	3rd Party	Total	FES	3rd Party	Total
FES -
MISO	1,407		1,407	3,179		3,179	(1,772)		(1,772)
PJM	3,274		3,274	2,984		2,984	290		290
Total FES	4,681		4,681	6,163		6,163	(1,482)		(1,482)
Ohio Edison		2,667	2,667		6	6		2,661	2,661
CEI		2,019	2,019		2	2		2,017	2,017
Toledo Edison		1,063	1,063		6	6		1,057	1,057
Subtotal - OH		5,749	5,749		14	14		5,735	5,735
Penn Power		888	888		602	602		286	286
Penelec		4,336	4,336		5,425	5,425		(1,089)	(1,089)
MetEd		3,920	3,920		5,104	5,104		(1,184)	(1,184)
Subtotal - PA		9,144	9,144		11,131	11,131		(1,987)	(1,987)
JCPL		9,940	9,940		11,435	11,435		(1,495)	(1,495)
Total	4,681	24,833	29,514	6,163	22,580	28,743	(1,482)	2,253	771

Consolidated Report to the Financial Community - 2nd Quarter 2009	13

FirstEnergy Corp.
Special Items, EPS Reconciliations and Liquidity
(Unaudited)
 (In millions, except for per share amounts)

Special Items
	Three Months Ended June 30		Six Months Ended June 30
	2009	2008	2009	2008

Pre-tax Items - Income Increase (Decrease)
Regulatory charges (a)	$-	$-	$(261)	$-
Trust securities impairment (b)	(3)	(21)	(39)	(38)
Organizational restructuring (c)	(7)	-	(28)	-
Gain on sale of non-core assets (d)	254	-	254	32
Litigation settlement (d)	-	15	-	15
Debt call premium/hedge write-off (e)	(3)	-	(3)	-
Penelec incremental strike costs(c)	(2)	-	(2)	-
Total-Pretax Items	$239	$(6)	$(79)	$9

Income tax resolution	$-	$-	$13	$-

EPS Effect	$0.49	$(0.01)	$(0.14)	$0.02

(a)	$216 million included in "Amortizaton of regulatory assets"; $10 million included in "Purchased power";
$35 million included in "Other operating expenses"
(b) Included in "Investment income"
(c) Included in "Other operating expenses"
(d) Included in "Revenues-Other"
(e) Included in "Interest expense"

2009 Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)
	ACTUAL	ACTUAL
	Three Months	Six Months	Guidance for
	Ended June 30	Ended June 30	Year 2009
Basic EPS (GAAP basis)	$1.36	$1.75	$3.56 - $3.71
Excluding Special Items:
Regulatory charges	-	0.55	0.55
Trust securities impairment	0.01	0.08	0.08
Organizational restructuring	0.01	0.06	0.06
Debt redemption premiums/
incremental strike costs	0.01	0.01	0.01
Income tax resolution	-	(0.04)	(0.04)
Gain on sale of non-core assets	(0.52)	(0.52)	(0.52)
Basic EPS (Non-GAAP basis)	$0.87	$1.89	$3.70 - 3.85

Liquidity position as of July 31, 2009

Company	Type	Maturity	Amount (M)	Available (M)
FirstEnergy(1)	Revolving	Aug. 2012	$2,750	$273
FirstEnergy & FirstEnergy Solutions	Bank Lines	Various(2)	120	20
FirstEnergy Generation Corp.	Term Loan	Oct. 2009(3)	300	300
OH & PA Utilities	Receivables Financing	Various(4)	550	451
(1) FirstEnergy Corp. and subsidiary borrowers.		Subtotal:	$3,720	$1044
(2) $100M matures March 31, 2011; $20M uncommitted		Cash:	-	921
line of credit with no maturity date.		Total:	$3,720	$1,965
(3) Drawn amounts are payable within 30 days and may not
be reborrowed.
(4) $180M matures December 18, 2009; $370 matures February 22, 2010.

Consolidated Report to the Financial Community - 2nd Quarter 2009	14

Recent Developments

Financial Matters

2009 Non-GAAP Earnings Guidance
On June 2, 2009, FirstEnergy issued 2009 non-GAAP earnings guidance of $3.70 to $3.85 per share, with more than $250 million in non-GAAP positive cash flow – cash flow from operating activities and assets sales after capital expenditures and dividend payments.

Rating Agency Updates
On June 17, 2009, Moody’s Investor Service issued a report affirming FirstEnergy’s ‘Baa3’ and FES’ ‘Baa2’ credit ratings and maintained the stable outlook.  On July 9, 2009, Standard & Poor’s Ratings Services reaffirmed ratings on FirstEnergy and its subsidiaries, including its ‘BBB’ corporate credit rating, and maintained the stable outlook.

Financing Activities
On June 30, 2009, Pennsylvania Power Company (Penn) privately placed $100 million of first mortgage bonds at 6.09%, due 2022.  The proceeds were used to repurchase Penn equity from OE and for capital expenditures.

In June 2009, FirstEnergy Nuclear Generation Corp. (NGC) and FirstEnergy Generation Corp. (FGCO) refinanced $519 million Pollution Control Revenue Bonds with $355 million converted from a variable to a fixed-rate mode.  Details of these transactions may be seen in the table below.

Obligor	Principal	Rate	Interest Rate
	(in millions)		Mode
NGC	$164.0	-	Variable
NGC	$107.5	5.88%	Fixed
FGCO	$100.0	4.75%	Fixed
FGCO	$141.3	5.63%	Fixed
FGCO	$6.5	4.75%	Fixed

Regulatory Matters

Ohio Regulatory Update
On May 14, 2009, FirstEnergy announced that an auction to secure generation supply and pricing for the period June 1, 2009, through May 31, 2011, for its Ohio utility companies - OE, CEI and TE (collectively, the Ohio Companies) was completed and the results were approved by the PUCO. The auction resulted in an average weighted wholesale price for generation and transmission of 6.15 cents per kilowatt-hour (KWH).  FES was a successful bidder for 51 percent of the Ohio Companies’ Provider of Last Resort (POLR) generation requirements. A total of 12 bidders qualified to participate in the auction with 9 successful bidders each securing a portion of the Ohio utility companies’ load.  Subsequent to the auction FES purchased tranches totaling an additional 11 percent of the load from other winning bidders.  Effective August 1, 2009, FES is supplying 62 percent of the Ohio Companies’ POLR generation requirements.

On June 17, 2009, the PUCO modified rules that implement the alternative energy portfolio standards created by Senate Bill 221, incorporating energy efficiency requirements, long-term forecasting and planning for greenhouse gas reporting and carbon dioxide control. The PUCO filed the rules with the Joint Committee on Agency Rule Review on July 7, 2009, which begins a 65-day review period.  The Ohio Companies and one other party filed applications for rehearing on the rules with the PUCO.

Consolidated Report to the Financial Community - 2nd Quarter 2009	15

On July 27, 2009, the Ohio Companies filed applications with the PUCO to recover three different categories of deferred distribution costs on an accelerated basis.  In the Ohio Companies' Amended ESP, the PUCO approved the recovery of these deferrals, with collection originally set to begin in January 2011 and to continue over a 5-or 25-year period. The principal amount plus carrying charges through August 31, 2009, for these deferrals is a total of $298.4 million.  If the applications are approved, recovery of this amount, together with carrying charges calculated as approved in the Amended ESP, will be collected in the 18 non-summer months from September 2009 through May 2011, subject to reconciliation until fully collected, with $165 million of the above amount being recovered from residential customers, and $133.4 million being recovered from non-residential customers. Pursuant to the applications, customers would pay significantly less over the life of the recovery of the deferral through the reduction in carrying charges as compared to the expected recovery under the previously approved recovery mechanism.

Met-Ed and Penelec Procurement Plan
On February 20, 2009, Met-Ed and Penelec filed with the Pennsylvania Public Utility Commission (PPUC) a generation procurement plan covering the period January 1, 2011, through May 31, 2013. The companies’ plan was designed to provide adequate and reliable service as required by Pennsylvania law through a prudent mix of long-term, short-term and spot-market generation supply as required by Act 129. The plan proposed a staggered procurement schedule, which varies by customer class. On March 30, 2009, Met-Ed and Penelec filed direct testimony pursuant to the March 5, 2009, case schedule issued by the Administrative Law Judge.  The PPUC is expected to issue a final decision in November 2009.

PPUC Establishes Smart Meter Standards
On June 18, 2009, the PPUC issued standards for the smart meter technology procurement and installation plans required by Act 129 to be filed by the state’s large electric distribution companies by August 14, 2009. The PPUC also provided guidance on the procedures to be followed for submittal, review and approval of all aspects of the smart meter plans. On June 18, 2009, the PPUC also adopted a total resource cost test to analyze the costs and benefits of energy efficiency and conservation plans filed under Act 129.

On July 1, 2009, Met-Ed, Penelec and Penn filed energy efficiency and conservation plans in compliance with the requirements of Act 129.

Operational Matters

PJM Consolidation
On July 31, 2009, FirstEnergy announced that it plans to consolidate all of its transmission assets into PJM.  FirstEnergy believes that consolidation will enhance operating efficiency, better support retail choice in Ohio and Pennsylvania, and provide customers with greater access to long-term supplies of generation capacity.  Most of FirstEnergy’s transmission assets in Pennsylvania, and those in New Jersey, already operate within PJM.  The company’s transmission assets in Ohio and Penn, which are a part of American Transmission Systems, Incorporated (ATSI), currently operate within the Midwest Independent Transmission System Operator.  Virtually all of FirstEnergy’s generation is connected to the ATSI transmission system.  FirstEnergy will request integration into PJM on June 1, 2011, in a filing to be made with the Federal Energy Regulatory Commission.

Nuclear Outages
On April 21, 2009, the Davis-Besse Nuclear Power Station in Oak Harbor, Ohio, returned to service following a maintenance outage that began on April 5, 2009, to repair condenser and steam valves.

On May 13, 2009, the Perry Nuclear Power Plant in Perry, Ohio, returned to service after completing its twelfth refueling and maintenance outage which began on February 23, 2009.  On June 21, 2009, the plant was taken offline due to a main turbine trip and returned to service on June 26, 2009.

On May 21, 2009, the Beaver Valley Power Station Unit 1 in Shippingport, Pennsylvania, returned to service after completing its nineteenth refueling outage, which began on April 20, 2009.

Consolidated Report to the Financial Community - 2nd Quarter 2009	16

Safety Record Set by Employees at Davis-Besse
A new FirstEnergy Nuclear Operating Company safety record was set in June by Davis-Besse Nuclear Power Station employees, who worked more than 10.2 million hours -- approximately six years -- without an injury that resulted in a missed day of work. The previous record was set in 2005 by employees of the Perry Nuclear Power Plant, who worked 10.1 million hours without an injury resulting in a missed day of work.

FES Retail Activities
As of August 1, 2009, FES has signed 50 government aggregation contracts that will provide discounted generation prices to approximately 600,000 residential and small commercial customers. The governmental aggregator may choose between a graduated or flat percentage discount. For residential customers, the graduated discount plan offers savings of 10 percent, 6 percent, 5 percent, and 4 percent in the years 2009-2012, respectively. The flat percentage contract offers a 6 percent discount through the end of the contract. Discounts will be based on the generation price customers would have been charged if they purchased electric generation service from their electric utility and will be effective beginning in late summer or early fall.

FirstEnergy Earns Edison Electric Institute (EEI) Award
On May 27, 2009, FirstEnergy was presented EEI’s 2009 Supplier Diversity Excellence Award in Phoenix, Arizona. The award recognizes EEI member companies for their excellence and outstanding achievements in advancing purchasing opportunities for small businesses and businesses with diverse ownership.

Union Contracts Update
On May 21, 2009, 517 Penelec employees, represented by the IBEW Local 459, elected to strike.  In response, on May 22, 2009, Penelec implemented its work-continuation plan to use nearly 400 non-represented employees with previous line experience and training drawn from Penelec, other FirstEnergy operations and contractors to perform service reliability and priority maintenance work in the Penelec area for the duration of the strike.  IBEW Local 459 employees of Penelec ratified a three-year contract agreement on July 17, 2009, and returned to work on Monday, July 20, 2009.

On June 26, 2009, FirstEnergy announced that seven of its union locals -- representing about 2,600 employees -- have ratified contract extensions.  These unions include employees from Penelec, Penn, CEI, OE and TE, along with some power plant employees.

On July 8, 2009, FirstEnergy announced that employees of Met-Ed represented by IBEW Local 777 ratified a two-year contract.  Union members had been working without a contract since the previous agreement expired April 30, 2009.

Voluntary Early Retirement Program
In June, FirstEnergy offered a Voluntary Enhanced Retirement Option (VERO), which provides additional benefits for qualified employees who elect to retire.  The VERO was accepted by 382 non-represented employees.  The VERO has also been extended to several unions, and, to date, 225 represented employees have accepted.

Consolidated Report to the Financial Community - 2nd Quarter 2009	17

Forward-looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding our management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry and legislative and regulatory changes affecting how generation rates will be determined following the expiration of existing rate plans in  Pennsylvania, the impact of the PUCO’s regulatory process on the Ohio Companies associated with the distribution rate case or implementing the recently-approved ESP, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of our regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, other legislative and regulatory changes, revised environmental requirements, including possible greenhouse gas emission regulations, the potential impacts of the U.S. Court of Appeals' July 11, 2008 decision requiring revisions to the CAIR rules and the scope of any laws, rules or regulations that may ultimately take their place, the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the AQC Plan (including that such amounts could be higher than anticipated or that certain generating units may need to be shut down) or levels of emission reductions related to the Consent Decree resolving the NSR litigation or other potential regulatory initiatives, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the NRC, Met-Ed's and Penelec's transmission service charge filings with the PPUC, the continuing availability of generating units and their ability to operate at or near full capacity, the ability to comply with applicable state and federal reliability standards, the ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the ability to improve electric commodity margins and to experience growth in the distribution business, the changing market conditions that could affect the value of assets held in our nuclear decommissioning trusts, pension trusts and other trust funds, and cause us to make additional contributions sooner, or in an amount that is larger than currently anticipated, the ability to access the public securities and other capital and credit markets in accordance with our financing plan and the cost of such capital, changes in general economic conditions affecting us, the state of the capital and credit markets affecting us, interest rates and any actions taken by credit rating agencies that could negatively affect our access to financing or its costs and increase our requirements to post additional collateral to support outstanding commodity positions, LOCs and other financial guarantees, the continuing decline of the national and regional economy and its impact on our major industrial and commercial customers, issues concerning the soundness of financial institutions and counterparties with which we do business, and the risks and other factors discussed from time to time in our SEC filings, and other similar factors. A credit rating is not a recommendation to buy, sell or hold debt and it may be subject to revision or withdrawal at any time.  Each rating should be evaluated independently of any other rating that may be assigned to our securities. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for our management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. We expressly disclaim any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

Consolidated Report to the Financial Community - 2nd Quarter 2009	18